Exhibit 10.3


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") executed on _____________, 2003, by and between Great American Minerals, Inc., a Nevada corporation, (the "Company"), and Chet Idziszek ("Executive"). The Company desires to employ the services of Executive on the terms and subject to the conditions of this Agreement, and Executive desires to accept such employment.

         In consideration of the terms and mutual covenants contained in this Agreement, the Company and Executive agree as follows.

         1. Employment. The Company hereby engages the services of Executive as Chief Executive Officer of the Company to perform those duties delegated by the Board of Directors of the Company (the "Board") and all other duties consistent with such description, and Executive hereby accepts such employment. The Company acknowledges that Executive has other employment and will only be available to the Company on a part-time, as needed basis. Executive shall perform his obligations to the Company pursuant to this Agreement under the direction of the Company, and Executive shall devote his reasonable efforts to such performance.

         2. Term. This Agreement shall be effective as of the date herein (the "Effective Date") and shall continue thereafter until terminated by either party as provided in Section 6 hereof. This Agreement is intended to create an "at-will" employment relationship.

         3. Compensation.

         (a) For services rendered pursuant to this Agreement, Executive shall receive, commencing on the Effective Date, a base salary ("Base Salary") of CDN$60,000.00 (Canadian funds) per year. The base salary shall be reviewed by the Board one year after the date of the initial public offering and may be increased annually as determined by the Board. The Board's determination of salary will be based primarily on the Company's growth and development.

         (b) Executive may be granted such additional bonuses as the Board, in its discretion, may determine.

         (c) Executive may be granted options to purchase shares of the Company's common stock as determined from time to time by the Board or the Committee established pursuant to the Company's Incentive Plan. Such options shall be subject to such other terms and conditions as may be determined by the Board or the Committee when and if such options are granted.

         (d) Since Executive is located in Canada and will be performing

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substantially all of his services hereunder in Canada, the base salary will be paid to Executive in Canadian funds. The Company will not make any U.S. or Canadian withholdings from Executive's base salary. Executive agrees to pay all taxes due on his compensation hereunder and to hold the Company harmless from any consequences of the lack of withholding.

         4. Employment Benefits. Since Executive will not be working full time for the Company, Executive will not be entitled to any Employment Benefits.

         5. Expenses. The Company will reimburse Executive for expenses incurred in connection with its business, including expenses for travel, lodging, meals, beverages, entertainment and other items on Executive's periodic presentation of an account of such expenses in accordance with policies established by the Company.

         6. Termination. Executive's employment will terminate upon the first to occur of the following:

         (a) Termination by the Company for "cause," as determined by the Board. For the purposes of this Section 6(a), "cause" shall mean:

                  (i) willful misfeasance or gross negligence in the performance of his duties hereunder after 30 days notice and after a 60 day period to cure such defect;

                  (ii) willful engagement by Executive in dishonest or illegal conduct that is demonstrably injurious to the Company; or

                  (iii) conviction of a felony.

         Executive shall receive no notice of employment termination for cause in the case of (ii) and (iii) above. Immediately upon termination under Section 6(a), the Company shall have no further obligations to Executive under this Agreement.

         (b) Termination by the Company in the event of Executive's disability. "Disability" will be deemed to exist if Executive has substantially failed to perform the essential functions of his duties hereunder for 180 consecutive days (notwithstanding reasonable accommodation by the Company) for reasons of mental or physical health, or if a physician selected in good faith by the Company examines Executive (and Executive hereby agrees to permit such examinations at the Company's expense) and advises the Company that Executive will not be able to perform the essential functions of his duties hereunder for the following 180 consecutive days. If the Company terminates Executive's employment for Disability, Executive shall receive the compensation due under Section 3 of this Agreement and Executive's benefits due under Section 5 of this Agreement through the date of termination and the Company will have no further obligation under this Agreement at that time

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         (c) Employee's death. In the event of Executive's death, all of
Company's obligations under this Agreement shall terminate immediately. Executive's estate shall receive compensation due under Section 3 of this Agreement and Executive's benefits due under Section 5 of this Agreement through the date of death plus any additional insurance benefit provided by the benefits plan.

         (d) Termination by either party, without cause, on two week's notice.

         7. Notice of Termination. Any termination of Executive's employment under this Agreement, except for termination for "cause" under Paragraph 6(a)(ii) and (iii) of this Agreement, shall be communicated by a written Notice of Termination (the "Notice") to the other party hereto, which Notice shall specify the particular termination provision in this Agreement relied upon by the terminating party and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under such provision. Any such Notice to the Company shall be delivered to the Company's president or personnel director at its principal place of business. Any such Notice to Executive shall be delivered personally to Executive or delivered to his residence address listed in the Company's personnel records.

         8. Complete Agreement. This Agreement together with the attached Exhibit embodies the complete agreement and understanding between the parties and supersedes any prior understandings, agreements or representations by or among the parties, whether written or oral, concerning the subject matter hereof in any way.

         9. Amendments; Waivers. This Agreement may not be amended except by a writing signed by both the Company and Executive. Any waiver by a party hereof of any right hereunder shall be effective only if evidenced by a signed writing, and only to the extent set forth in such writing.

         10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs and assigns, except that Executive may not assign any of his obligations hereunder without the prior written consent of the Company.

         11. Remedies. Each of the parties to this Agreement will be entitled to specifically enforce its rights under this Agreement, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah and the United States of America.

         13. Notices. Any notice to be given hereunder shall be in writing and shall be effective when personally delivered or sent to the other party by registered or certified mail, return receipt requested, or overnight courier, postage prepaid, or otherwise when received by the other party, at the address set forth at the end of this Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above to be effective as of the Effective Date.


GREAT AMERICAN MINERALS, INC.



By:                                        Dated the ___ day of __________ 2003
Name:______________________
Title:_____________________
Address:___________________
___________________________


EXECUTIVE:



___________________________                Dated the ___ day of __________ 2003
Chet Idziszek
Address:___________________
___________________________

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